UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 1, 2021 (October 29, 2021)

South Plains Financial, Inc.
(Exact name of registrant as specified in its charter)

Texas	001-38895	75-2453320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5219 City Bank Parkway Lubbock, Texas	79407
(Address of principal executive offices)	(Zip Code)

(806) 792-7101
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	SPFI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 29, 2021, the Board of Directors (the “Board”) of South Plains Financial, Inc., a Texas corporation (the “Company”), approved and adopted the Second Amended and Restated Bylaws of the Company (the “Amended Bylaws”), effective immediately.

The Amended Bylaws amend and restate the Amended and Restated Bylaws of the Company, as amended and restated as of January 16, 2019 (the “Former Bylaws”), to, among other things:

•
revise provisions regarding shareholder action and Board action by unanimous written consent to provide that, to the extent permitted by Texas law, shareholder action and Board action by unanimous written consent may take effect at a future time (including a time determined upon the happening of an event);

•
update provisions regarding meetings of shareholders to provide that shareholders may attend and participate in meetings by means of conference telephone or similar communication equipment, or another suitable electronic communications system, including videoconferencing technology or the Internet, or any combination, in accordance with Texas law;

•	incorporate certain “emergency provisions” related to the operation of the Board during any “emergency period” as provided under Texas law;

•
provide that the directors and officers of the Company shall be fully protected in relying in good faith upon certain books and records of the Company in the performance of his or her duties, in accordance with Texas law;

•
revise provisions to reflect the minimum requisite ownership of securities under Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, for shareholders to submit proposals or director nominations to be brought before an annual shareholder meeting; and

•
update certain provisions regarding shareholder advance notice requirements to provide that, to be properly considered, shareholder proposals and director nominations to be brought before an annual shareholder meeting must be submitted to the Company during a 30-day window not less than 90 days nor more than 120 days before the anniversary of the prior year’s annual shareholder meeting.

The Amended Bylaws also make other technical, conforming, modernizing or clarifying changes in certain other provisions, including to reflect recent amendments to the Texas Business Organizations Code, which became effective on September 1, 2021.

This description of the Amended Bylaws is only a summary and is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

On October 29, 2021, the Board approved a new stock repurchase program for up to $10 million of the outstanding shares of the Company’s common stock (the “new repurchase plan”) beginning on November 6, 2021 and concluding on November 6, 2022, subject to earlier termination or extension of the new repurchase plan by the Board.  The stock repurchase plan currently in place (the “expiring repurchase plan”) will expire prior to the new repurchase plan becoming effective.  Any remaining shares under the expiring repurchase plan will not be rolled into the new repurchase plan.

A copy of the Company’s press release announcing the new repurchase plan is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Second Amended and Restated Bylaws of South Plains Financial, Inc., as amended and restated on October 29, 2021.

99.1	Press release, dated November 1, 2021, announcing the new repurchase plan.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH PLAINS FINANCIAL, INC.

Dated: November 1, 2021	By:	/s/ Steven B. Crockett
Steven B. Crockett
Chief Financial Officer and Treasurer